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                                                                    EXHIBIT 10.9
                               SECURITY AGREEMENT



      THIS SECURITY AGREEMENT (this "Agreement"), dated as of October 15, 1996, is made and entered into by and between CANDLEWOOD WICHITA NORTHEAST, L.L.C., a Kansas limited liability company ("Debtor"), in favor of NATIONSBANK OF TEXAS, N.A., a national banking association ("Secured Party").


                                    RECITALS:

      A. Debtor and Secured Party have entered into a Term Loan Agreement of even date herewith pursuant to which Secured Party has agreed to make a loan to Debtor in an aggregate amount not to exceed Three Million and No/100 Dollars ($3,000,000.00) (the "Loan") in order to refinance the cost of construction of a hotel, pursuant to the terms thereof (such Term Loan Agreement, as the same may be amended, modified, supplemented, extended or restated and in effect from time to time, being hereinafter referred to as the "Loan Agreement"). Each capitalized term used but not expressly defined herein shall have the meaning given such term in the Loan Agreement.

      B. It is a condition precedent to the effectiveness of the Loan Agreement that Debtor shall have executed and delivered this Agreement.

      C. It is the intention of the parties hereto that this Agreement create a first priority security interest in the Collateral (herein defined) securing the payment of the obligations set forth in Section 1.02 hereof.


                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Secured Party to enter into the Loan Agreement, Debtor hereby agrees with Secured Party as follows:

                                    ARTICLE I

                                      GRANT

      1.01. Assignment and Grant of Security. Debtor hereby grants, pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, the following assets of Debtor, and all rights, titles and interests of Debtor therein, wherever located and whether now owned or hereafter acquired by Debtor or in which Debtor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

      (a) all inventory in all of its forms, wherever located, now or hereafter existing ("Inventory");

      (b) all accounts, contract rights and documents (each as defined in the Uniform Commercial Code as from time to time in effect in the State of Kansas or other applicable jurisdiction pursuant to Section 5.05 hereof [the "UCC"]), and (whether or not included in such definitions), all reservation systems and agreements (collectively, the "Instruments"), now or hereafter existing, and all rights now or hereafter existing in and to all room rental and the payments due to Debtor with respect to Debtor's operation of the Project (the "Receivables");

      (c) all bedding, linens, pillows, machinery, equipment (including, without limitation, all computer systems which are used to control the facilities of the rooms in the Property), tools, apparatus and furniture (including without limitation all furniture and related amenities used in the hotel guest rooms in the Project), now owned or hereafter acquired by Debtor or in which


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Debtor now has or hereafter may acquire any right, title or interest, and any and all additions, substitutions and replacements thereof, wherever located, including without limitation, located on the Property, together with all attachments, components, parts, equipment and accessories installed therein or affixed thereto, including but not limited to all "equipment" as defined in
Section 9.109(2) of the UCC (collectively, the "Equipment and Furniture").

      (d) all general intangibles (as defined in the UCC), and (whether or not included in such definition) all contract rights other than Receivables; all copyrights and trademarks of Debtor, and all licenses or other agreements granted to Debtor with respect to any of the foregoing; all information, advertising lists, advertising contracts, identification of suppliers, specifications, designs, drawings, surveys, engineering reports, test reports, manuals, telephone numbers and telephone listings, catalogs, books, records, computer and automatic machinery software and programs, and the like pertaining to operations by or the business of Debtor and all licenses with respect thereto; all field accounting information and all media in which or on which any of the information or knowledge or data or records, may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; all licenses, consents, permits, variances, certifications and approvals of all Governmental Authorities now or hereafter held by Debtor pertaining to operations or business now or hereafter conducted; and all causes of action, rights, claims and warranties now or hereafter owned or acquired by Debtor;

      (e) all rights, claims and benefits of Debtor against any Person arising out of, relating to or in connection with Collateral purchased by Debtor, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Collateral;

      (f) all insurance policies and bonds and claims relating to any property described in this Section 1.01 and payments thereunder;

      (g) all cars, trucks, trailers, construction and earth moving equipment and other vehicles, whether or not covered by a certificate of title under the law of any state, and all tires and other appurtenances to any of the foregoing (collectively "Vehicles");

      (h) all other personal property now owned of hereafter acquired by Debtor; and

      (i) all accessions to, all substitutions for and replacements of, and all proceeds and products of any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described in this Section 1.01) and, to the extent not otherwise included, all (i) payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) all cash.

      1.02. Description of Obligations. This Agreement creates a first priority security interest securing the payment and performance of any and all obligations, indebtedness and/or liabilities whether now existing or hereafter arising, of Debtor to Secured Party, including, without limitation, any and all obligations, indebtedness and/or liabilities of Debtor under the Loan Agreement, the Note, the Omaha Guaranty (as defined in the Mortgage), the Englewood Guaranty (as defined in the Mortgage) and the other Loan Documents, and any obligations at any time owing, whether now existing or hereafter arising, by any Future Borrower to Secured Party in connection with any Future Loan, including any extensions, modifications, substitutions, amendments, renewals and restatements thereof, whether for principal, interest, fees, premium, expenses, indemnification or otherwise (all such obligations, indebtedness and indebtedness being referred to herein as the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed to Secured Party, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Debtor or any other Person.

      1.03. Debtor Remains Liable. Anything herein to the contrary notwithstanding, (a) Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same


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extent as if this Agreement had not been executed, (b) the exercise by Secured
Party of any of its rights hereunder shall not release Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to correct or enforce any claim for payment assigned hereunder, make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any account or Receivable (or any agreement giving rise thereto) or under any contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

      1.04. Delivery of Security Collateral. All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. After the occurrence of a Default or potential default, Secured Party shall have the right, at any time in its discretion and without notice to Debtor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Collateral. In addition, after the occurrence of any Default, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

      2.01. Representations and Warranties. Debtor represents and warrants, with respect to itself and the Collateral, as follows:

      (a) All of the Inventory and the Equipment and Furniture pledged by Debtor hereunder is or will be located on the Property, at 3141 North Webb Road in the city of Wichita, Sedgwick County, Kansas. The chief place of business and chief executive office of Debtor and the office where Debtor keeps all of its records concerning the Receivables is located at 9342 East Central, Wichita, Kansas 67206. Any and all promissory notes or other instruments evidencing the Receivables have been delivered and pledged to Secured Party duly endorsed and accompanied by such duly executed instruments of transfer or assignment as are necessary for such pledge, to be held as pledged collateral. Debtor has possession and control of the Inventory and the Equipment and Furniture pledged by it hereunder.

      (b) Debtor is the legal and beneficial owner of all the Collateral free and clear of any lien or security interest, option or other charge or encumbrance except for the security interest created by this Agreement. No effective financing statement or other similar document used to perfect and preserve a security interest under the laws of any jurisdiction covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Secured Party relating to this Agreement.

      (c) The only trade name under which Debtor currently operates or in the past has operated is "Your Studio Hotel".

      (d) This Agreement and the pledge of the Collateral pursuant hereto creates a valid first priority security interest in the Collateral securing the payment of the Obligations, and upon filing of financing statements with the Texas Secretary of State and the Kansas Secretary of State, and any other necessary actions to perfect such security interest, such first priority security interest in such Collateral will be duly perfected; and all filings and other actions necessary or desirable to perfect and protect such security interest and such priority have been duly taken (or will be taken).


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      (e) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required (i) for the pledge by Debtor of the Collateral pledged by it hereunder, for the grant by Debtor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Debtor, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature of such pledge, assignment and security interest) or (iii) for the exercise by Secured Party of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

      (f) Debtor has the power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the security interest in the Collateral pursuant to, this Security Agreement, and Debtor has taken all necessary partnership action to authorize its execution, delivery and performance of, and grant of the security interest in the Collateral pursuant to this Security Agreement.

      (g) This Security Agreement constitutes the legal, valid and binding obligation of Debtor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

      (h) The execution, delivery and performance of this Security Agreement will not violate any provision of any applicable law, rule, regulation or contractual obligations of Debtor and will not result in the creation or imposition of any lien on any of the properties or revenues of Debtor pursuant to any applicable law, rule, regulation or contractual obligations of Debtor, except as contemplated hereby.

      (i) No consent or authorization of, filing with, or other act by or in respect of, any Governmental Authority, and no consent of any other person (including, without limitation, any stockholder or creditor of Debtor), is required in connection with the execution, delivery, performance, validity or enforceability of this Security Agreement.

      (j) No action, suit or proceeding of or before any court, arbitrator or any governmental body, agency or official is pending or, to the knowledge of Debtor, threatened by or against Debtor or against any of its properties or revenues with respect to this Security Agreement or any of the transactions contemplated hereby.


                                   ARTICLE III

                                    COVENANTS

      3.01. Further Assurances. (a) Debtor agrees that, where any agreement existing as of the date hereof or hereafter to which Debtor is a party contains any restriction prohibiting Debtor from granting any security interest under this Agreement, Debtor will use its best efforts to obtain the necessary consent to or waiver of such restriction from any Person so as to enable Debtor to effectively grant to Secured Party such security interest under this Agreement.

      (b) Debtor will from time to time at its expense promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby, and the priority thereof, or to create or preserve the full benefits of this Security Agreement and the rights and powers of Secured Party herein granted, or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. Without limiting the generality of the foregoing, upon written request by Secured Party, Debtor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby with respect to any and all the Collateral.


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      (c) Debtor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Debtor where and to the extent permitted by applicable law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where and to the extent permitted by applicable law.

      (d) Debtor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral, and such other reports in connection with the Collateral, as Secured Party may reasonably request.

      (e) In addition to such other information as shall be specifically provided for herein, Debtor shall furnish to Secured Party such other information with respect to the Collateral as Secured Party may reasonably request from time to time in connection with the Collateral, or the protection, preservation, maintenance or enforcement of the security interest or the Collateral.

      3.02. Inventory and Equipment and Furniture.

      (a) Debtor shall keep all of the Inventory and the Equipment and Furniture (other than Inventory, Equipment and Furniture sold in the ordinary course of business) at the place or places specified therefor in Section 2.01(a) or, upon thirty (30) days' prior written notice to Secured Party, at such other places in such jurisdiction where all action required by Section 3.01 shall have been taken with respect to such transferred Inventory and Equipment and Furniture.

      (b) Debtor shall pay promptly when due or before penalty all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral pledged by it hereunder, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles, consistently applied.

      3.03. Insurance. Debtor will, at its own expense, maintain, or cause to be maintained, insurance on the Collateral as is reasonable and customary, with Secured Party being named as loss payee and additional insured on all insurance policies which pertain to the Collateral. If Debtor fails to perform or observe any applicable covenants as to insurance on any of such Collateral, Secured Party may at its own option obtain insurance on such Collateral, and any premium therefor paid by Secured Party shall become part of the Obligations and shall bear interest prior to the occurrence of a Default or potential default at the interest rate then applicable to the Loan, and after the occurrence of a Default or potential default, at the Past Due Rate (as defined in the Note). In the event Secured Party maintains such substitute insurance, the additional premium for such insurance shall be due on demand and payable by Debtor to Secured Party in accordance with any notice delivered to Debtor by Secured Party. Debtor hereby grants Secured Party a security interest in any refunds of unearned premiums in connection with any cancellation, adjustment or termination of any policy of insurance required by Secured Party and in all proceeds of such insurance and hereby appoints Secured Party its attorney-in-fact to endorse any check or draft that may be payable to Debtor in order to collect such refunds or proceeds. Any such sums collected by Secured Party shall be credited, except to the extent applied to the purchase by Secured Party of similar insurance, to any amounts then owing on the Obligations.

      3.04. Place of Perfection; Records; Collection of Receivables, Chattel Paper and Instruments. Debtor will not (i) change the location of its chief executive office from that specified in Section 2.01(a), or (ii) change its name, identity or corporate structure to such an extent that any financing statement filed by Secured Party in connection with this Security Agreement would become seriously misleading, or (iii) use any trade name, unless Debtor shall have given prior written notice as soon as practicable thereof, and prior to effecting any such change Debtor shall have taken such steps as Secured Party may deem necessary or advisable to continue the perfection and priority of the security interest granted pursuant hereto.


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      3.05. Transfers and Other Liens. Debtor shall not (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (b) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for (i) the security interests in favor of Secured Party under this Agreement, (ii) sales or transfers of Inventory or similar items of personal property in the ordinary course of business, or (iii) sales or transfers of items of personal property which have become obsolete or worn beyond practical use and which have been replaced by adequate substitutes, owned by Debtor, having a value equal to or greater than the replaced items when new.

      3.06. Maintenance of Records. Debtor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Receivables. Debtor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby.

      3.07. Right of Inspection. Secured Party and its officers, agents and representatives shall have the right to inspect Debtor's books and records upon request of Secured Party. Upon notice to Debtor, Secured Party and its officers, agents and representatives shall at all reasonable times also have the right to enter into and upon any premises where any of the Inventory or Equipment and Furniture is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

      3.08. Compliance with Terms of Contracts, etc. Debtor will perform and comply in all material respects with all its obligations under all its other contractual obligations relating to the Collateral.

      3.09. Payment of Obligations. Debtor will pay promptly when due all taxes and claims with respect to the Collateral, or in respect of its income or profits therefrom.

      3.10. Limitation on Liens on Collateral. Debtor will not create, assume or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien, security interest or claim in or to the Collateral, other than the security interest and liens created hereby and will defend the right, title and interest of Secured Party in and to any of the Collateral against the claims and demands of all Persons whomsoever.

      3.11. Limitations on Dispositions of Collateral. Debtor will not sell, transfer, lease, abandon or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except as permitted under Section 3.05.

      3.12. Maintenance of Equipment and Furniture. Debtor will maintain each item of Equipment and Furniture (including without limitation all furniture and related amenities in the hotel guest rooms located in the Project) in good working order.

      3.13. Further Identification of Collateral. Debtor will furnish to Secured Party from time to time upon request statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail and in form satisfactory to Secured Party.

      3.14. Notices. Debtor will advise Secured Party promptly, in reasonable detail, (i) of any lien or security interest on, or claim asserted against, any of the Collateral, and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral hereunder.


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                                   ARTICLE IV

                       RIGHTS AND POWERS OF SECURED PARTY

      4.01. Secured Party May Perform. If Debtor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Debtor as provided in Section 4.05.

      4.02. Limitation on Secured Party's Duties. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it or any Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any of the Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property. Except as provided in this Section 4.02, Secured Party shall not have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto. Nothing contained in this Agreement shall be construed as requiring or obligating Secured Party, and Secured Party shall not be required or obligated, to (a) present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or (b) notify Debtor of any decline in the value of any Collateral. Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section
9.207 of the UCC or otherwise, shall be to deal with it in the same manner as Secured Party deals with similar property for its own account. Neither Secured Party, nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Debtor or otherwise.

      4.03. Secured Party's Appointment as Attorney-in-Fact.

      (a) Powers. Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in its own name, after the occurrence of a Default or potential default, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, Debtor hereby gives Secured Party the power and right, on behalf of Debtor, without notice to or assent by Debtor, to do the following:

            (1) in the case of any Collateral, in the name of Debtor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under, or with respect to, any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such moneys due or with respect to such Collateral whenever payable;

            (2) to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

            (3) (i) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Secured Party or as Secured Party shall direct;
      (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to


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      become due at any time in respect of or arising out of any Collateral;
      (iii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (iv) to defend any suit, action or proceeding brought against Debtor with respect to any Collateral; (v) to settle, compromise or adjust any suit, action or proceeding described in the preceding clause and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; (vi) to assign any trademark (along with the goodwill of the business to which any such trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as Secured Party shall in its sole discretion determine; and (vii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Debtor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve or realize upon the Collateral and the liens of Secured Party thereon and to effect the intent of this Security Agreement, all as fully and effectively as Debtor might do.

This power of attorney is power coupled with an interest and shall be irrevocable until the Obligations shall have been paid in full or this Security Agreement shall have been terminated.

      (b) Other Powers. Debtor also authorizes Secured Party, at any time and from time to time, to execute, in connection with any sale provided for in
Section 4.04, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

      (c) No Duty on the Part of Secured Party. The powers conferred on Secured Party hereunder are solely to protect the interests of Secured Party in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Debtor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct, IT BEING THE INTENT OF THE PARTIES HERETO THAT SECURED PARTY SHALL NOT BE ACCOUNTABLE FOR ITS OWN NEGLIGENCE.

      4.04. Remedies. If a Default or potential default shall occur and be continuing, Secured Party may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Debtor or any other Person (all and each of which demands, offenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Debtor, which right or equity is hereby waived and released. Debtor further agrees, at Secured Party's request, to assemble the Collateral and make it available to Secured Party at places which Secured Party shall reasonably select, whether at Debtor's premises or elsewhere. Secured Party shall apply the net Proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Secured Party hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as Secured Party may elect, and only after such application and after the payment by Secured Party of any


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
other amount required by any provision of law, need Secured Party account for the surplus, if any, to Debtor. To the extent permitted by applicable law, Debtor waives all claims, damages and demands it may acquire against Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least five (5) days before such sale or other disposition. Debtor shall remain liable for any deficiency if the Proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by Secured Party to collect such deficiency.

      4.05. Indemnity and Expenses. (a) Debtor agrees to indemnify Secured Party from and against any and all claims, damages, losses, liabilities, costs and expenses of any kind (including reasonable attorneys' fees) arising out of or resulting from this Agreement or the security interest granted herein, or any of the Collateral (including, without limitation, enforcement of this Agreement), EXPRESSLY INCLUDING SUCH CLAIMS, LOSSES OR LIABILITIES ARISING OUT OF MERE NEGLIGENCE OF SECURED PARTY, except claims, losses or liabilities resulting from Secured Party's gross negligence or willful misconduct.

      (b) Debtor will upon demand pay to Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Secured Party may incur in connection with
(i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder or (iv) the failure by Debtor to perform or observe any of the provisions hereof. Any such amounts so made shall be a part of the Obligation, shall be payable upon demand, and if not paid upon demand shall bear interest at the Past Due Rate.

      4.06. No Waiver. Any failure by Secured Party to insist, or any election by Secured Party not to insist, upon strict performance by Debtor of any of the terms, provisions or conditions of this Agreement shall not be deemed to be a waiver of same or of any other terms, provisions or conditions thereof, and Secured Party shall have the right at any time or times thereafter to insist upon strict performance by Debtor of any and all of such terms, provisions and conditions. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable legal requirements.

                                    ARTICLE V

                                  MISCELLANEOUS

      5.01. Cumulative Rights. All rights and remedies of Secured Party under the Loan Documents are cumulative of each other and of every other right and remedy which Secured Party may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Obligations. The exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

      5.02. Modifications; Amendments; Schedules; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by Debtor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Upon any change in any information disclosed herein or on any Schedule hereto, Debtor shall promptly prepare and deliver to Secured Party a replacement schedule, indicating its effective date, in form and substance satisfactory to Secured Party, and amendments to and additional financing statements as Secured Party may require to preserve and perfect a first priority security interest in the Collateral.

      5.03. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the later of (i) the final payment in full of the Obligations and all amounts payable under this Agreement and (ii) the expiration or termination of the obligations of Secured Party to extend credit to Debtor. Upon


SECURITY AGREEMENT                                                   Page 9
any such termination, Secured Party will, at Debtor's expense, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.

      5.04. Arbitration.

      (a) Mandatory Arbitration. Any controversy or claim between or among the parties hereto, including, without limitation, those arising out of or relating to this Agreement or any other Loan Document, including, without limitation, any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Endispute, Inc., doing business as J.A.M.S./Endispute ("JAMS"), and the rules (the "Special Rules") set forth in paragraph (b) of this Section . In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including, without limitation, a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this agreement applies in any court having jurisdiction over such action. Each party to this Agreement agrees to keep all of the foregoing matters and the related arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or by any Governmental Requirement.

      (b) Special Rules. The arbitration shall be conducted in the city of Borrower's domicile as of the Closing Date and shall be administered by JAMS who will appoint an arbitrator; if JAMS is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional sixty (60) days. With respect to a controversy or claim in which the claim or the amount of the controversy does not exceed $2,000,000 in the aggregate, a single arbitrator (who shall have authority to render a maximum award of $2,000,000, including all damages of any kind and costs, fees and the like) shall be chosen and shall decide such controversy or claim. With respect to a controversy or claim in which the claim or amount in controversy exceeds $2,000,000 in the aggregate, such controversy or claim shall be decided by a majority vote of three arbitrators. In all arbitration proceedings in which the claim or amount in controversy exceeds $2,000,000 in the aggregate, the arbitrators shall make specific, written findings of fact and conclusions of law in the award.

      (c) Reservations of Rights. Nothing in this Agreement shall be deemed to
(i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) be a waiver by Lender of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of Lender (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property securing the Loan, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. Lender may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. If Lender shall attempt to obtain from a court such provisional or ancillary remedies, Borrower shall be entitled to appear in such court and defend against same. At Lender's option, foreclosure under a deed of trust, deed to secure debt or mortgage may be accomplished by any of the following: the exercise of a power of sale under such deed of trust, deed to secure debt or mortgage, or by judicial sale under such deed of trust, deed to secure debt or mortgage, or by judicial foreclosure. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

      5.05. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE


SECURITY AGREEMENT                                                   Page 10

SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS. UNLESS OTHERWISE DEFINED HEREIN OR IN THE LOAN AGREEMENT, TERMS USED IN
ARTICLE 9 OF THE UCC ARE USED HEREIN AS THEREIN DEFINED.

      5.06. WAIVER OF JURY TRIAL. DEBTOR AND SECURED PARTY EACH HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDINGS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS.

      5.07. Secured Party's Right to Use Agents. Secured Party may exercise its rights and remedies under this Agreement through an agent, representative, attorney or other designee.

      5.08. No Interference, Compensation or Expense. Secured Party may exercise its rights and remedies under this Agreement (a) without resistance or interference by Debtor and (b) without payment of any rent, license fee or compensation of any kind to Debtor.

      5.09. Waivers of Rights Inhibiting Enforcement. Debtor waives (a) any claim that, as to any part of the Collateral, a public sale, should the Secured Party elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such Collateral, (b) except as otherwise provided in this Agreement, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUCH RIGHT THAT DEBTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE WITH RESPECT TO THE ENFORCEMENT OF SECURED PARTY'S AND ALL OTHER RIGHTS HEREUNDER and (c) all rights of redemption, appraisal or valuation.

      5.10. Notices and Deliveries. All notices, communications and materials to be given or delivered pursuant to this Agreement shall be delivered in accordance with Section 9.8 of the Loan Agreement.

      5.11. Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      5.11. Loan Document. This Agreement is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

      5.12. Paragraph Headings. The paragraph headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

      5.13. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future Laws during the term hereof, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

      5.14. Obligations Not Affected. To the fullest extent permitted by applicable law, the obligations of Debtor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:


SECURITY AGREEMENT                                                   Page 11

      (a) any amendment or modification or addition or supplement to any Loan Document, any instrument delivered in connection therewith or any assignment or transfer thereof;

      (b) any exercise, non-exercise, or waiver by Secured Party of any Right, remedy, power or privilege under or in respect of, or any release of any guaranty, any collateral or the Collateral or any part thereof provided pursuant to, this Agreement or any other Loan Document;

      (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement or any other Loan Document or any assignment or transfer of any thereof; or

      (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Debtor, or any other Person, whether or not Debtor shall have notice or knowledge of any of the foregoing.

      5.15. ENTIRE AGREEMENT. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.

      5.16. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.



      IN WITNESS WHEREOF, Debtor and Secured Party have duly executed and delivered this Agreement effective as of the date first above written.


Address of Debtor:            DEBTOR:


9432 East Central             CANDLEWOOD WICHITA NORTHEAST, L.L.C.
Wichita, Kansas  67206        a Kansas limited liability company


                                    By: /s/ Warren D. Fix
                                      ----------------------------------------

                                    Name: Warren D. Fix
                                         -------------------------------------

                                    Title: Executive Vice President
                                        --------------------------------------



The Address of Secured Party is:    SECURED PARTY:

NationsBank of Texas, N.A.          NATIONSBANK OF TEXAS, N.A.
901 Main Street, 51st Floor         a national banking association
Dallas, Texas  75202
Attn: Real Estate Loan Administration

                                    By: /s/ Julie Wallis
                                      ----------------------------------------

                                                Julie Wallis,
                                                Vice President


SECURITY AGREEMENT                                                   Page 12